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                                                                   Exhibit 10.13

                                 PROMISSORY NOTE

U.S.  $60,000                                                    August 20, 2001

FOR VALUE RECEIVED, Michael G. Nichols (the "Employee"), promises to pay to the order of Merisant Company (the "Holder") at the principal office of the Holder, or at such other place as the holder of this Note may from time to time designate in writing, the principal sum of U.S. Sixty Thousand dollars (U.S. $60,000), together with interest on the principal amount of this Note at the rate and in the manner specified below. All payments on this Note shall be made in lawful money of the United States and in immediately available and freely transferable funds at the principal offices of the Holder (at such other place as the Holder shall notify the Employee in writing) and shall be paid no later than 2:00 p.m. (Eastern Standard Time) on the date when due.

The Holder shall record on its books or records the principal amount outstanding under this Note, all payments of principal and interest and the principal balances from time to time outstanding.

Interest shall be computed on the basis of a year of 360 days and actual days elapsed at a per annum rate from the date hereof equal to 7.5 percent (7.5%) for each of the years in which this Note is outstanding (or at such lesser rate as may be prescribed by statute).

The outstanding principal amount hereunder and any accrued interest shall be due and payable on April 5, 2007.

Should any payment of principal and/or interest become due and payable on any day other than a business day (business day being any day not a Saturday, Sunday or legal holiday in Chicago, Illinois), the maturity thereof shall be extended to the next succeeding business day and interest shall continue to accrue at the applicable rate until such payment is made.

The Employee shall have the right at any time during the term of this Note, without the payment of any premium or penalty, to prepay all or any part of the unpaid principal amount of indebtedness evidenced by this Note, together with any accrued and unpaid interest thereon, but any partial payment of the unpaid principal balance shall be applied first, to the accrued and unpaid interest on this Note and second, to the outstanding principal amount hereunder.

If at any time the Employee receives any proceeds from any direct sale or any other transaction (including, without limitation, a merger, consolidation, recapitalization or sale of substantially all of the assets of the Holder or Tabletop Holdings, Inc., a Delaware corporation ("Tabletop")) pursuant to which the Shares (as defined below) are converted into a right to receive, in whole or partial exchange or substitution for Shares, cash or cash equivalents (a "Sale"), the proceeds from such Sale of Shares shall be applied first, to the accrued and unpaid interest on this Note and second, to the outstanding principal amount hereunder.

The right of the Employee to receive proceeds upon the Sale of Shares is subject to the prior right of the Holder (or other holder of this Note) (i) in the case of a Sale of Shares to the Holder or Tabletop (or other holder of this Note), in lieu of the Holder or Tabletop (or such other holder) paying the proceeds from such Sale to the Employee or his or her heirs, successors or permitted assigns, to set off against this Note an amount equal to the proceeds of such Sale, or
(ii) in the

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case of a Sale of Shares to any other person or entity (collectively, the
"Transfer Parties"), in lieu of any of such Transfer Parties paying the purchase price therefor to the Employee or his or her heirs, successors or permitted assigns, to direct such Transfer Parties to pay an amount equal to the proceeds of such Sale, net of any brokerage commission or underwriting discount, to the Holder (or other holder of this Note), which shall set off such amount against this Note.

The Holder agrees that, upon payment in full of the then unpaid principal balance of this Note, together with all unpaid interest and other sums payable to the Holder under this Note, the Note shall be fully satisfied. The Holder shall surrender this Note to the Employee, together with appropriate endorsements or transfer documents if required by the Employee, in exchange for payment therefor.

An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing: (i) default shall be made in the payment of any principal or interest on this Note when the same becomes due and payable or (ii) the Employee (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or any other petition in bankruptcy, (b) makes an assignment for the benefit of creditors or (c) is adjudicated as insolvent. If an Event of Default has occurred and is continuing, the Holder may, by notice to the Employee, declare this Note to be due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Notwithstanding the previous sentence, the Employee shall have five business days after receipt of the notice described therein in which to cure an Event of Default.

If at any time, or from time to time, after the date hereof and following the occurrence and during the continuance of an Event of Default, the Employee shall receive or shall otherwise become entitled to receive from the Holder or Tabletop (or other holder of this Note) any cash payments, cash dividends or other cash distributions in respect of any Shares, then and in each case, (i) the Employee or any of his or her heirs, successors or permitted assigns to whom such distribution may be made shall, upon receipt thereof, return to the Holder (or other holder of this Note) such payments, dividends and distributions, and the Holder (or other holder of this Note) shall apply such amount to the prepayment of the accrued and unpaid interest on and unpaid principal of this Note, and (ii) the Holder or Tabletop (or other holder of this Note) shall not be obligated to make any such cash payment or other cash distribution not theretofore made to which the employee, or any of his or her heirs, successors or permitted assigns are otherwise entitled in respect of their Shares and may, in lieu of paying such amount to the Employee, set off the amount of such cash payment, cash dividend or other cash distribution against the accrued and unpaid interest on and unpaid principal of this Note.

As security for the payments due under this Note, the Employee hereby pledges to the Holder pursuant to the terms of a Stock Pledge Agreement of even date herewith between the Holder and the Employee (the "Pledge Agreement"), and grants to the Holder, a security interest in and to all of the shares of common stock, par value $0.01 per share, of Tabletop issued to the Employee identified on Schedule A attached hereto and made a part hereof (the "Shares"), the certificates, instruments or other documents now or hereafter representing or evidencing the Shares, any and all proceeds of any of the foregoing and any and all collections, dividends, distributions, redemption payments or liquidation payments with respect to any of the foregoing (the "Pledged Collateral"), together with any and all rights, titles, interests, privileges, benefits

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and preferences appertaining or incidental to the Pledged Collateral. The
Employee shall cause to be delivered to the Holder all documentary evidence of all Pledged Collateral, including, without limitation, certificates evidencing the Shares and a stock power undated and signed in blank. The pledge and security interests granted herein secure the prompt payment, in full, and full performance of, all obligations of the Employee under this Note.

If this Note is not paid when due, the Employee promises to pay, or reimburse the Holder for, all costs of collection, including, without limitation, reasonable attorneys' fees, to the fullest extent not prohibited by applicable law, and all expenses incurred in connection with the protection or realization of any collateral, incurred by the Holder, on account of any such collection, whether or not suit is filed hereon.

The failure of the Holder to exercise any of its rights, powers or remedies hereunder in any instance shall not constitute a waiver thereof in that or any other instance and no single or partial exercise by the Holder of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.


By:  /s/ Michael G. Nichols
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 Name:  Michael G. Nichols

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